EXHIBIT F-3

                                  GPU CAPITALIZATION

                                    June 30, 1997



                                                  $ Millions     Percentage
          Debt:
               First Mortgage Bonds                 $2,513
               Other Long-Term Debt                    815
               Short-Term Debt                         443
                                                    $3,771            50.8%

          Preferred:
               Stock                                $  171
               Securities                              330
                                                    $  501             6.7%

          Common Equity:
               Common Stock                         $  314
               Reacquired Common Stock                 (84)
               Capital Surplus                         754
               Retained Earnings                     2,172
                                                    $3,156            42.5%

          Total Capitalization                      $7,428           100.0%
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